Exhibit 99.1

Micron Updates Second Quarter Fiscal 2021 Guidance

BOISE, Idaho, March 3, 2021 – Micron Technology, Inc. (Nasdaq: MU) (the “Company”), today announced that it is increasing its revenue, gross margin, and EPS guidance for the second quarter of fiscal 2021, which ends March 4, 2021, as set forth in the tables below.

Micron Senior Vice President and Chief Financial Officer David Zinsner will share further updates in a fireside chat at the Morgan Stanley Technology, Media & Telecom Virtual Conference scheduled to take place at 8:45 a.m. Pacific time on March 3, 2021. The live webcast and subsequent replay of the event can be accessed from Micron’s Investor Relations website at investors.micron.com.

	Previous Guidance				Updated Guidance
	GAAP Outlook	Adjustments		Non-GAAP Outlook	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$5.6 bn - $6.0 bn	—		$5.6 bn - $6.0 bn	$6.20 bn - $6.25 bn	—		$6.20 bn - $6.25 bn
Gross margin	24.0% - 26.0%	6%	A	30.0% - 32.0%	26.0% - 27.0%	6%	A	32.0% - 33.0%
Diluted earnings per share(1)	$0.34 - $0.48	$0.34	A,B,C,D	$0.68 - $0.82	$0.51 - $0.56	$0.42	A,B,C,D	$0.93 - $0.98

Non-GAAP Adjustments (in millions)		Previous Guidance	Updated Guidance

A	Inventory accounting policy change to FIFO – cost of goods sold	$135	$133
A	Change in inventory cost absorption – cost of goods sold	165	160
A	Stock-based compensation – cost of goods sold	54	54
A	Other – cost of goods sold	7	7
B	Stock-based compensation – research and development	30	30
B	Stock-based compensation – sales, general, and administrative	27	27
B	Patent settlement – other operating (income) expense, net	—	128
C	Amortization of debt discount and other costs	2	2
D	Tax effects of the above items and non-cash changes in net deferred income taxes	(27)	(58)
		$393	$483

(1)GAAP earnings per share based on approximately 1.14 billion diluted shares and non-GAAP earnings per share based on approximately 1.15 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions. Through our global brands – Micron® and Crucial® – our broad portfolio of high-performance memory and storage technologies, including DRAM, NAND, 3D XPoint™ memory and NOR, is transforming how the world uses information to enrich life for all. Backed by more than 40 years of technology leadership, our memory and storage solutions enable disruptive trends, including artificial intelligence, 5G, machine learning, and autonomous vehicles, in key market segments like mobile, data center, client, consumer, industrial, graphics, automotive, and networking. Our common stock is traded on the Nasdaq under the MU symbol. To learn more about Micron Technology, Inc., visit micron.com.

© 2021 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are trademarks of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents the Company files with the Securities and Exchange Commission, specifically its most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the Company’s actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.micron.com/certainfactors. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. The Company is under no duty to update any of the forward-looking statements after the date of this press release to conform these statements to actual results.

Micron Media Relations Contact
Erica Pompen
Micron Technology, Inc.
+1 (408) 834-1873
epompen@micron.com

Micron Investor Relations Contact
Farhan Ahmad
Micron Technology, Inc.
+1 (408) 834-1927
farhanahmad@micron.com